UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2017

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of a Matter to a Vote of Security Holders.

On February 28, 2017, Rare Element Resources Ltd. (the “Company”) held its annual meeting of shareholders for the fiscal year ended December 31, 2015 (the “Meeting”).  At the Meeting, two proposals were submitted to the shareholders for approval as set forth in the Company’s definitive information and proxy circular filed on January 18, 2017.  As of the record date December 30, 2016, a total of 52,941,880 common shares of the Company were outstanding and entitled to vote.  In total, 32,167,411 common shares were present in person or represented by proxy at the Meeting, which represented approximately 60.75% of the shares outstanding and entitled to vote as of the record date.

The votes on the proposals were cast as set forth below:

1.

Proposal No. 1 – Election of Directors.  The shareholders elected the entire slate of directors presented to the shareholders.  As a result, the Company’s board of directors consists of the five persons elected at the Meeting.

Name	Votes For	Votes Withheld	Broker Non-Votes
Gerald W. Grandey	6,812,799	505,045	24,849,567
F. Steven Mooney	6,759,059	558,785	24,849,567
Paul J. Schlauch	6,668,325	649,519	24,849,567
Randall J. Scott	6,656,836	661,008	24,849,567
Lowell A. Shonk	6,689,128	628,716	24,849,567

2.

Proposal No. 2 – Ratification and approval of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016.

Votes For	Votes Withheld
28,616,499	3,550,912

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 1, 2017

RARE ELEMENT RESOURCES LTD.

/s/ Randall J. Scott

By:

Name:

Randall J. Scott

Title:

President and Chief Executive Officer